Each of The Stock Exchange of Hong Kong Limited and NASDAQ takes no responsibility for the contents of this announcement, makes no representation as to its accuracy or completeness, and expressly disclaims any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this announcement.
THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE US SECURITIES AND EXCHANGE COMMISSION OR BY ANY US STATE SECURITIES COMMISSION, NOR HAS THE SEC OR ANY US STATE SECURITIES COMMISSION PASSED UPON THE MERITS OR FAIRNESS OF THE TRANSACTION NOR UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS ANNOUNCEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
This announcement appears for information purposes only and does not constitute an invitation or offer to acquire, purchase or subscribe for securities of TOM or TOM Online.
To the extent the offers referred to in this announcement are being or to be made into the United States, they are being made or to be made directly by TOM. References in this announcement to offers being made or to be made by Goldman Sachs on behalf of TOM should be construed accordingly.

(Incorporated in the Cayman Islands with limited liability)	(Incorporated in the Cayman Islands with limited liability)
(Stock Code: 2383)	(Stock Code: 8282)
PROPOSED PRIVATISATION OF
TOM ONLINE INC.
BY
TOM GROUP LIMITED
BY WAY OF A SCHEME OF ARRANGEMENT
(UNDER SECTION 86 OF THE COMPANIES LAW OF THE CAYMAN ISLANDS)
AT THE PRICE OF HK$1.52 PER SCHEME SHARE
(INCLUDING SCHEME SHARES UNDERLYING ADSs)
DESPATCH OF SUPPLEMENT TO SCHEME DOCUMENT
AND SUPPLEMENT TO OPTION PROPOSAL LETTER
Financial Adviser to TOM Group Limited
Goldman Sachs (Asia) L.L.C.
Independent Financial Adviser to the Independent Board Committee of
TOM Online Inc.

The Supplement was despatched to Shareholders, ADS Holders and Optionholders on 10 July 2007. The Supplement to Option Proposal Letter was despatched to Optionholders on the same day.
The Supplement amends and supplements the Scheme Document sent to Shareholders, ADS Holders and Optionholders on or about 30 April 2007 and should be read in conjunction with the Scheme Document. The Supplement contains, among other things, an updated expected timetable for the Scheme and the Proposals and additional amendments and updates made to the Scheme Document, including updated disclosure on procedures to be followed by Shareholders, ADS Holders and Optionholders and certain changes in the financial and trading position and outlook of TOM Online Group deemed significant by TOM and TOM Online. The Supplement also includes a sample Supplement to Option Proposal Letter and notices of the adjourned Court Meeting and the adjourned EGM to be held on Friday, 10 August 2007.
For Shareholders who have already lodged properly executed Forms of Proxy with Computershare Hong Kong Investor Services Limited on or before the date of the Supplement, such Forms of Proxy remain valid for the adjourned Court Meeting or the adjourned EGM (as the case may be), unless (i) after a Shareholder has lodged his or her Forms of Proxy, that Shareholder divests himself or herself of his or her entire shareholding in TOM Online, or (ii) a Shareholder elects to lodge new Forms of Proxy for the adjourned Court Meeting and/or the adjourned EGM (as the case may be), or (iii) a Shareholder attends the adjourned Court Meeting and/or adjourned EGM (as the case may be) in person and votes; or (iv) a Shareholder elects to revoke the Forms of Proxy that he or she has already lodged. If a Shareholder has sold or transferred some of his or her Shares, any Forms of Proxy that such Shareholder has properly lodged earlier remain valid for the adjourned Court Meeting or the adjourned EGM (as the case may be) as to the Shares that remain registered in such Shareholder’s name as at the date on which entitlements to attend and vote at the adjourned Court Meeting and adjourned EGM are to be determined.
For the purpose of determining the entitlements of Independent Shareholders to attend and vote at the adjourned Court Meeting and entitlements of Shareholders to attend and vote at the adjourned EGM, the register of members of TOM Online will be closed from 8 August 2007 to 10 August 2007 (both days inclusive) and during such period, no transfer of Shares will be effected. In order to qualify to vote at the adjourned Court Meeting and the adjourned EGM, all transfers accompanied by the relevant share certificates must be lodged with Computershare Hong Kong Investor Services Limited, the share registrar of TOM Online in Hong Kong, at Shops 1712-1716, 17th Floor, Hopewell Centre, 183 Queen’s Road East, Hong Kong before 4:30 p.m. (Hong Kong time) on 7 August 2007.
Any ADS Voting Instruction Card submitted on or before the date of the Supplement is deemed void, so even if an ADS Holder had voted on or prior to 31 May 2007, he or she must execute and return the New ADS Voting Instruction Card to the ADS Depositary again in order for his or her vote to count at the adjourned Meetings. New ADS Voting Instruction Cards should be returned to the ADS Depositary in accordance with the instructions on the New ADS Voting Instruction Card no later than 10:00 a.m. (New York time) on Wednesday, 1 August 2007. If an ADS Holder does not return the New ADS Voting Instruction Card by this time, the Shares underlying his or her ADSs will not be voted at the adjourned Court Meeting or the adjourned EGM.
Optionholders who wish to accept the Option Proposal must complete and return the duly completed and executed Option Form of Acceptance together with the relevant certificate(s) or other documents evidencing the grant of the Outstanding TOM Online Share Options to them and any documents of title or entitlement (and/or any satisfactory indemnity or indemnities required in respect thereof) for the aggregate principal amount of Outstanding TOM Online Share Options which they hold by 4:30 p.m. (Hong Kong time) on 31 August 2007 (or such later date and time as may be notified to Optionholders by Goldman Sachs or TOM), delivered to TOM at its principal place of business in Hong Kong at 48th Floor, The Center, 99 Queen’s Road Central, Central, Hong Kong. No acknowledgement of receipt of any Option Form of Acceptance or other document evidencing the grant of the Outstanding TOM Online Share Options or other documents of title or entitlement (and/or any satisfactory indemnity or indemnities required in respect thereof) will be given. If Optionholders have delivered a duly completed Option Form of Acceptance together with the relevant certificate(s) and/or other documents to TOM as mentioned above before the date of the Supplement to Option Proposal Letter, such Option Form of Acceptance remains valid and they do not have to take any other action.
Beneficial Owners whose Shares are held by a Registered Owner (such as a nominee, depositary, trustee or authorised custodian) should contact the Registered Owner and check whether any voting instruction submitted before the date of the Supplement remains valid or is void. Unless the Beneficial Owner had previously arranged for voting instructions to be submitted and such instructions remain valid and do not need to be changed, such Beneficial Owner should contact the Registered Owner and provided him, her or it with instructions and make arrangements with the Registered Owner in relation to the manner in which the Shares of the Beneficial Owner should be voted at the adjourned Court Meeting and/or adjourned EGM. Such instructions and/or arrangements should be given or made in advance of the aforementioned latest time for the lodgment of forms of proxy in respect of the adjourned Court Meeting and the adjourned EGM or otherwise in accordance with the instructions of the Registered Owner in order to provide the Registered Owner with sufficient time to accurately complete his, her or its proxy and to submit it by the deadline stated above, or otherwise to vote at the adjourned Meetings. To the extent that any Registered Owner requires instructions from or arrangements to be made with any Beneficial Owner at a particular date or time in advance of the aforementioned latest time for the lodgment of forms of proxy in respect of the adjourned Court Meeting and the adjourned EGM, then any such Beneficial Owner should comply with the requirements of the Registered Owner.
Provided that the Scheme becomes effective, the last day for dealings in the Shares and the last day for dealings in the ADSs will be Monday, 27 August 2007. In such event, the register of members of TOM Online will be closed from Friday, 31 August 2007 to Monday, 3 September 2007 (both days inclusive). To qualify for entitlements under the Scheme, all transfers accompanied by the relevant share certificates must be lodged with Computershare Hong Kong Investor Services Limited, the share registrar of TOM Online in Hong Kong, at Shops 1712-1716, 17th Floor, Hopewell Centre, 183 Queen’s Road East, Hong Kong before 4:30 p.m. (Hong Kong time) on Thursday, 30 August 2007.
Shareholders of TOM and/or potential investors should be aware that the implementation of the Scheme, the Share Proposal and the Option Proposal is subject to the conditions as set out in the Scheme Document being fulfilled or waived, as applicable, and thus the Scheme may or may not become effective, and the Share Proposal and the Option Proposal may or may not become unconditional. Shareholders of TOM and potential investors should therefore exercise caution when dealing in the shares in TOM.
Shareholders of TOM Online, ADS Holders, Optionholders and/or potential investors should be aware that the implementation of the Scheme, the Share Proposal and the Option Proposal is subject to the conditions as set out in the Scheme Document being fulfilled or waived, as applicable, and thus the Scheme may or may not become effective, and the Share Proposal and the Option Proposal may or may not become unconditional. Shareholders of TOM Online, ADS Holders, Optionholders and potential investors should therefore exercise caution when dealing in the Shares, ADSs or Outstanding TOM Online Share Options.
Subject to all the conditions of the Share Proposal and the Scheme being fulfilled or waived, as applicable, the Scheme is expected to become effective on Friday, 31 August 2007 (Cayman Islands time). Details of these conditions are set out in the Scheme Document. The Scheme will lapse if it does not become effective on or before 31 December 2007 (or such later date as TOM and TOM Online may agree and, to the extent applicable, as the Grand Court may allow and as may be permitted by the Takeovers Code).
Introduction
Reference is made to the joint announcement dated 9 March 2007 made by TOM Group Limited (“TOM”) and TOM Online Inc. (“TOM Online”), the announcement dated 28 March 2007 made by TOM Online, the joint announcement dated 30 March 2007 made by TOM and TOM Online, the announcement dated 11 April 2007 made by TOM, the announcement dated 25 April 2007 made by TOM, the joint announcement dated 30 April 2007 made by TOM and TOM Online, the joint announcement dated 6 June 2007 made by TOM and TOM Online, the joint announcement dated 8 June 2007 made by TOM and TOM Online, the joint announcement dated 25 June 2007 made by TOM and TOM Online and the joint announcement dated 27 June 2007 made by TOM and TOM Online. Terms defined in the composite document dated 30 April 2007 containing, among other things, details of the Proposals (the “Scheme Document”) have the same meaning when used in this announcement unless otherwise defined herein.
Despatch of the Supplement and the Supplement to Option Proposal Letter
The supplement to the Scheme Document (the “Supplement”) was despatched to Shareholders, ADS Holders and Optionholders on 10 July 2007. The supplement to Option Proposal Letter (the "Supplement to Option Proposal Letter”) was despatched to Optionholders on the same day.
The Supplement amends and supplements the Scheme Document sent to Shareholders, ADS Holders and Optionholders on or about 30 April 2007 and should be read in conjunction with the Scheme Document. The Supplement contains, among other things, an updated expected timetable for the Scheme and the Proposals, additional amendments and updates made to the Scheme Document including the sections headed “Part I — Summary Term Sheet”, “Part II — Questions and Answers” and “Part VII — US Special Factors” of the Scheme Document, updated disclosure on procedures to be followed by Shareholders, ADS Holders and Optionholders and certain changes in the financial and trading position and outlook of TOM Online Group deemed significant by TOM and TOM Online. The Supplement also includes a sample Supplement to Option Proposal Letter and notices of the adjourned Court Meeting and the adjourned EGM. The Supplement should be read in conjunction with the Scheme Document.
The adjourned Court Meeting and the adjourned EGM
The adjourned Court Meeting is to be held at 11:00 a.m. and the adjourned EGM is to be held at 11:30 a.m. (or as soon thereafter as the adjourned Court Meeting being held on the same day and at the same place shall have been concluded or further adjourned) on Friday, 10 August 2007, in each case at the Conference Room, Regus Conference Centre, 35th Floor, Central Plaza, 18 Harbour Road, Wanchai, Hong Kong. Notices of the adjourned Court Meeting and the adjourned EGM are contained in the Supplement.
A further announcement will be made in relation to, among other things, the voting results of the adjourned Court Meeting and the adjourned EGM.
Action to be taken by Shareholders
A pink Form of Proxy for use at the adjourned Court Meeting and a white Form of Proxy for use at the adjourned EGM are enclosed with the Supplement.
For Shareholders who have already lodged properly executed Forms of Proxy with Computershare Hong Kong Investor Services Limited on or before the date of the Supplement, such Forms of Proxy remain valid for the adjourned Court Meeting or the adjourned EGM (as the case may be), unless (i) after a Shareholder has lodged his or her Forms of Proxy, that Shareholder divests himself or herself of his or her entire shareholding in TOM Online, or (ii) a Shareholder elects to lodge new Forms of Proxy for the adjourned Court Meeting and/or the adjourned EGM (as the case may be), or (iii) a Shareholder attends the adjourned Court Meeting and/or adjourned EGM (as the case may be) in person and votes; or (iv) a Shareholder elects to revoke the Forms of Proxy that he or she has already lodged. If a Shareholder has sold or transferred some of his or her Shares, any Forms of Proxy that such Shareholder has properly lodged earlier remain valid for the adjourned Court Meeting or the adjourned EGM (as the case may be) as to the Shares that remain registered in such Shareholder’s name as at the date on which entitlements to attend and vote at the adjourned Court Meeting and adjourned EGM are to be determined.
In order to be valid, the pink Form of Proxy for use at the adjourned Court Meeting should be lodged not later than 11:00 a.m. (Hong Kong time) on 8 August 2007 and the white Form of Proxy for use at the adjourned EGM should be lodged not later than 11:30 a.m. (Hong Kong time) on 8 August 2007, with Computershare Hong Kong Investor Services Limited, the share registrar of TOM Online in Hong Kong, at Rooms 1806-1807, 18th Floor, Hopewell Centre, 183 Queen’s Road East, Hong Kong. The pink Form of Proxy in respect of the adjourned Court Meeting may also be returned by facsimile at number (852) 2865 0990 (marked for the attention of the “Company Secretary”) not later than 11:00 a.m. (Hong Kong time) on 8 August 2007, or it may be handed to the Chairman of the adjourned Court Meeting at the adjourned Court Meeting if it is not so lodged.
The completion and return of a Form of Proxy for the Court Meeting, the adjourned Court Meeting, the EGM or the adjourned EGM will not preclude a Shareholder from attending the relevant Meeting and voting in person at the relevant Meeting. In such event, the returned Form of Proxy for the relevant Meeting will be deemed to have been revoked.
Closure of register of members of TOM Online
For the purpose of determining the entitlements of Independent Shareholders to attend and vote at the adjourned Court Meeting and entitlements of Shareholders to attend and vote at the adjourned EGM, the register of members of TOM Online will be closed from 8 August 2007 to 10 August 2007 (both days inclusive) and during such period, no transfer of Shares will be effected. In order to qualify to vote at the adjourned Court Meeting and the adjourned EGM, all transfers accompanied by the relevant share certificates must be lodged with Computershare Hong Kong Investor Services Limited, the share registrar of TOM Online in Hong Kong, at Shops 1712-1716,

17th Floor, Hopewell Centre, 183 Queen’s Road East, Hong Kong before 4:30 p.m. (Hong Kong time) on 7 August 2007.
Action to be taken by ADS Holders
Any ADS Voting Instruction Card submitted on or before the date of the Supplement is deemed void, so even if an ADS Holder had voted on or prior to 31 May 2007, he or she must execute and return the new ADS Voting Instruction Card (the “New ADS Voting Instruction Card”) to the ADS Depositary again in order for his or her vote to count at the adjourned Meetings.
New ADS Voting Instruction Cards should be returned to the ADS Depositary in accordance with the instructions on the New ADS Voting Instruction Card no later than 10:00 a.m. (New York time) on Wednesday, 1 August 2007. If an ADS Holder does not return the New ADS Voting Instruction Card by this time, the Shares underlying his or her ADSs will not be voted at the adjourned Court Meeting or the adjourned EGM.
ADS Holders who wish to cancel their ADSs and withdraw the underlying Shares represented by the ADSs so as to become registered holders of Shares prior to 4:30 p.m. (Hong Kong time) on 7 August 2007 and therefore have the right to vote at the adjourned Court Meeting and the adjourned EGM, should contact the ADS Depositary at 388 Greenwich Street, 14th Floor, New York, the United States, NY 10013. ADS Holders seeking to become registered holders of Shares will incur taxes and other charges in connection with such exchange and withdrawal of their ADSs.
Action to be taken by Optionholders
Optionholders who wish to accept the Option Proposal must complete and return the duly completed and executed Option Form of Acceptance together with the relevant certificate(s) or other documents evidencing the grant of the Outstanding TOM Online Share Options to them and any documents of title or entitlement (and/or any satisfactory indemnity or indemnities required in respect thereof) for the aggregate principal amount of Outstanding TOM Online Share Options which they hold by 4:30 p.m. (Hong Kong time) on 31 August 2007 (or such later date and time as may be notified to Optionholders by Goldman Sachs or TOM), delivered to TOM at its principal place of business in Hong Kong at 48th Floor, The Center, 99 Queen’s Road Central, Central, Hong Kong. No acknowledgement of receipt of any Option Form of Acceptance or other document evidencing the grant of the Outstanding TOM Online Share Options or other documents of title or entitlement (and/or any satisfactory indemnity or indemnities required in respect thereof) will be given.
If Optionholders have delivered a duly completed Option Form of Acceptance together with the relevant certificate(s) and/or other documents to TOM as mentioned above before the date of the Supplement to Option Proposal Letter, such Option Form of Acceptance remains valid and they do not have to take any other action.
Optionholders should be aware that after the Scheme becomes effective, the Outstanding TOM Online Share Options will no longer be convertible into Shares and will lapse. If an Optionholder does not lodge the duly completed and executed Option Form of Acceptance together with the relevant certificate(s) or other documents as mentioned above at or before 4:30 p.m. (Hong Kong time) on 31 August 2007 (or such later date and time as may be notified to Optionholders by Goldman Sachs or TOM), he or she will not receive the Option Proposal Price.

Action to be taken by holders through trust or CCASS
Beneficial Owners whose Shares are held by a Registered Owner (such as a nominee, depositary, trustee or authorised custodian) should contact the Registered Owner and check whether any voting instruction submitted before the date of the Supplement remains valid or is void. Unless the Beneficial Owner had previously arranged for voting instructions to be submitted and such instructions remain valid and do not need to be changed, such Beneficial Owner should contact the Registered Owner and provide him, her or it with instructions and make arrangements with the Registered Owner in relation to the manner in which the Shares of the Beneficial Owner should be voted at the adjourned Court Meeting and/or adjourned EGM. Such instructions and/or arrangements should be given or made in advance of the aforementioned latest time for the lodgment of forms of proxy in respect of the adjourned Court Meeting and the adjourned EGM or otherwise in accordance with the instructions of the Registered Owner in order to provide the Registered Owner with sufficient time to accurately complete his, her or its proxy and to submit it by the deadline stated above, or otherwise to vote at the adjourned Meetings. To the extent that any Registered Owner requires instructions from or arrangements to be made with any Beneficial Owner at a particular date or time in advance of the aforementioned latest time for the lodgment of forms of proxy in respect of the adjourned Court Meeting and the adjourned EGM, then any such Beneficial Owner should comply with the requirements of the Registered Owner.
Conditions of the Share Proposal and the Scheme
Subject to all the conditions of the Share Proposal and the Scheme being fulfilled or waived, as applicable, the Scheme is expected to become effective on Friday, 31 August 2007 (Cayman Islands time). Details of these conditions are set out in the Scheme Document. The Scheme will lapse if it does not become effective on or before 31 December 2007 (or such later date as TOM and TOM Online may agree and, to the extent applicable, as the Grand Court may allow and as may be permitted by the Takeovers Code).
Last day for dealings
Provided that the Scheme becomes effective, the last day for dealings in the Shares and the last day for dealings in the ADSs will be Monday, 27 August 2007. In such event, the register of members of TOM Online will be closed from Friday, 31 August 2007 to Monday, 3 September 2007 (both days inclusive). To qualify for entitlements under the Scheme, all transfers accompanied by the relevant share certificates must be lodged with Computershare Hong Kong Investor Services Limited, the share registrar of TOM Online in Hong Kong, at Shops 1712-1716, 17th Floor, Hopewell Centre, 183 Queen’s Road East, Hong Kong before 4:30 p.m. (Hong Kong time) on Thursday, 30 August 2007.
If any remaining condition set out in the paragraph headed “3. Conditions of the Share Proposal and the Scheme” in the Explanatory Memorandum in Part VIII of the Scheme Document, including without limitation the Grand Court’s sanction of the Scheme, is not fulfilled or (to the extent permitted) waived (as the case may be), listing of the Shares on GEM will not be withdrawn in accordance with the Updated Expected Timetable below and TOM Online will apply to the Stock Exchange for resumption of dealings in the Shares.
If any remaining condition set out in the paragraph headed “3. Conditions of the Share Proposal and the Scheme” in the Explanatory Memorandum in Part VIII of the Scheme Document, including without limitation the Grand Court’s sanction of the Scheme, is not fulfilled or (to the extent permitted) waived (as the case may be), listing of the ADSs on NASDAQ will not be withdrawn in accordance with the Updated Expected Timetable below and TOM Online will apply to NASDAQ for resumption of dealings in the ADSs.
Warning:
Shareholders of TOM and/or potential investors should be aware that the implementation of the Scheme, the Share Proposal and the Option Proposal is subject to the conditions as set out in the Scheme Document being fulfilled or waived, as applicable, and thus the Scheme may or may not become effective, and the Share Proposal and the Option Proposal may or may not become unconditional. Shareholders of TOM and potential investors should therefore exercise caution when dealing in the shares in TOM.
Shareholders of TOM Online, ADS Holders, Optionholders and/or potential investors should be aware that the implementation of the Scheme, the Share Proposal and the Option Proposal is subject to the conditions as set out in the Scheme Document being fulfilled or waived, as applicable, and thus the Scheme may or may not become effective, and the Share Proposal and the Option Proposal may or may not become unconditional. Shareholders of TOM Online, ADS Holders, Optionholders and potential investors should therefore exercise caution when dealing in the Shares, ADSs or Outstanding TOM Online Share Options.
Updated Expected Timetable

Hong Kong time
(unless otherwise stated)

Date of despatch of the Supplement	on or around Tuesday, 10 July 2007

Latest time to surrender ADSs and withdraw the underlying Shares to vote directly at the adjourned Court Meeting and adjourned EGM (Note 1)	5:00 p.m. on Tuesday, 31 July 2007
(New York time)
Latest time for receipt by the ADS Depositary of completed New ADS Voting Instruction Cards from ADS Holders for the adjourned Court Meeting and adjourned EGM (Note 2)	10:00 a.m. on Wednesday, 1 August 2007
(New York time)

Latest time for lodging transfers of Shares to qualify for attending and voting at the adjourned Court Meeting and adjourned EGM	before 4:30 p.m. on Tuesday, 7 August 2007

Register of members of TOM Online closed for determination of entitlements of Independent Shareholders to attend and vote at the adjourned Court Meeting and of Shareholders to attend and vote at the adjourned EGM (Note 3)
Wednesday, 8 August 2007 to
Friday, 10 August 2007
(both days inclusive)

Hong Kong time
(unless otherwise stated)
Latest time for receipt by the Registrar of Forms of
Proxy in respect of (Note 4)
Adjourned Court Meeting	11:00 a.m. on Wednesday, 8 August 2007
Adjourned EGM	11:30 a.m. on Wednesday, 8 August 2007

Suspension of dealings in the Shares and in shares of TOM	9:30 a.m. on Friday, 10 August 2007

Adjourned Court Meeting (Note 5)	11:00 a.m. on Friday, 10 August 2007

Adjourned EGM (Note 5)	11:30 a.m. on Friday, 10 August 2007
(or as soon thereafter as the adjourned Court Meeting being held on the same day and at the same place shall have been concluded or further adjourned)

Announcement of the results of the adjourned Court Meeting and adjourned EGM published on the Stock Exchange website and the GEM website	Friday, 10 August 2007

Court hearing of TOM Online’s summons for directions in respect of the capital reduction	Friday, 10 August 2007
(Cayman Islands time)

Announcement of the results of the adjourned Court Meeting and adjourned EGM published in The Standard in English and the Hong Kong Economic Journal in Chinese	Monday, 13 August 2007

Resumption of dealings in the Shares and in shares of TOM	9:30 a.m. on Monday, 13 August 2007

Last day for dealings in the Shares (Note 6)	Monday, 27 August 2007

Last day for dealings in ADSs (Note 7)	Monday, 27 August 2007
(New York time)

Latest time for lodging transfers of Shares to qualify for entitlements under the Scheme	before 4:30 p.m. on Thursday, 30 August 2007

Register of members of TOM Online closed for determining entitlements to qualify under the Scheme (Note 8)	Friday, 31 August 2007 to
Monday, 3 September 2007
(both days inclusive)

Latest time to accept the Option Proposal (Note 9)	4:30 p.m. on Friday, 31 August 2007

Revised Record Date	4:30 p.m. on Friday, 31 August 2007

Hong Kong time
(unless otherwise stated)

Court hearing of the petition to sanction the Scheme and to confirm the capital reduction	Friday, 31 August 2007
(Cayman Islands time)

Revised Effective Date (Note 10) Friday, 31 August 2007
(Cayman Islands time)

Expected withdrawal of the listing of ADSs on NASDAQ becomes effective (Notes 7 and 11)	Friday, 31 August 2007
(New York time)

Announcement of the results of the court hearing of the petition to sanction the Scheme and to confirm the capital reduction, the revised Effective Date and the withdrawal of the listing of the Shares in The Standard in English and the Hong Kong Economic Journal in Chinese and on the Stock Exchange website and the GEM website
Monday, 3 September 2007

Expected withdrawal of the listing of the Shares on GEM becomes effective (Notes 6 and 12)	9:30 a.m. on Monday, 3 September 2007

Cheques for cash payment under the Share Proposal and the Option Proposal to be despatched on or before	Friday, 7 September 2007
Shareholders, ADS Holders and Optionholders should note that the above timetable is subject to change. Further announcement(s) will be made in the event that there is any change.
Notes:
1.	ADS Holders who wish to cancel their ADSs, withdraw the underlying Shares and become registered holders of Shares should contact the ADS Depositary at 388 Greenwich Street, 14th Floor, New York, the United States, NY 10013.

2.	New ADS Voting Instruction Cards should be returned to the ADS Depositary in accordance with the instructions on the New ADS Voting Instruction Card no later than 10:00 a.m. (New York time) on Wednesday, 1 August 2007. If an ADS Holder does not return the New ADS Voting Instruction Card by this time, the Shares underlying his or her ADSs will not be voted at the adjourned Court Meeting or the adjourned EGM. Please refer to the section headed “Action to be taken by ADS Holders” in the Supplement for further details.

3.	The register of members of TOM Online will be closed during such period for the purpose of determining the entitlements of the Independent Shareholders to attend and vote at the adjourned Court Meeting and of the Shareholders to attend and vote at the adjourned EGM. This book close period is not for determining entitlements under the Scheme. Any Shareholders to whom Shares are transferred after such period will not be entitled to attend and vote at the adjourned Court Meeting and the adjourned EGM.

4.	Forms of Proxy should be lodged, by hand or by post, with Computershare Hong Kong Investor Services Limited, the share registrar of TOM Online in Hong Kong, at Rooms 1806-1807, 18th Floor, Hopewell Centre, 183 Queen’s Road East, Hong Kong, no later than the times and dates stated above. The pink Form of Proxy in respect of the adjourned Court Meeting may be returned by facsimile at number (852) 2865 0990 marked for the attention of the “Company Secretary” not later than 11:00 a.m. (Hong Kong time) on 8 August 2007, or it may be handed to the Chairman of the adjourned Court Meeting at the adjourned Court Meeting if it is not so lodged. In order to be valid, the pink Form of Proxy for the adjourned Court Meeting and the white Form of Proxy for the adjourned EGM must be lodged no later than the times and dates stated above. For Shareholders who have already lodged properly executed Forms of Proxy with Computershare Hong Kong Investor Services Limited on or before the date of the Supplement, such Forms of Proxy remain valid for the adjourned Court Meeting or the adjourned EGM (as the case may be), unless (i) after a Shareholder has lodged his or her Forms of Proxy, that Shareholder divests himself or herself of his or her entire shareholding in TOM Online, or (ii) a Shareholder elects to lodge new Forms of Proxy for the adjourned Court Meeting and/or the adjourned EGM (as the case may be), or (iii) a Shareholder attends the adjourned Court Meeting and/or adjourned EGM in person and votes, or (iv) a Shareholder elects to revoke the Forms of Proxy that he or she has already lodged. If a Shareholder has sold or transferred some of his or her Shares, any Forms of Proxy that such Shareholder has properly lodged earlier remain valid for the adjourned Court Meeting or the adjourned EGM (as the case may be) as to the Shares that remain registered in such Shareholder’s name as at the date on which entitlements to attend and vote at the adjourned Court Meeting and adjourned EGM are to be determined. Completion and return of a Form of Proxy for the Court Meeting, the adjourned Court Meeting, the EGM or the adjourned EGM will not preclude an Independent Shareholder and Shareholder (as the case may be) from attending the relevant Meeting and voting in person. In such event, the returned Form of Proxy for the relevant Meeting will be deemed to have been revoked. Please refer to the section headed “Action to be taken by Shareholders” set out in the Supplement for further details.
In the case of any Beneficial Owner whose Shares are held by a Registered Owner (such as a nominee, depositary, trustee or authorised custodian), such Beneficial Owner should contact the Registered Owner and check whether any voting instruction submitted before the date of the Supplement remains valid or is void. Unless a Beneficial Owner had previously arranged for voting instructions to be submitted and such instructions remain valid and do not need to be changed, such Beneficial Owner should contact the Registered Owner and provide him, her or it with instructions or make arrangements with the Registered Owner in relation to the manner in which the Shares of the Beneficial Owner should be voted at the adjourned Court Meeting and/or adjourned EGM. Such instructions should be given before the latest time for the lodgment of forms of proxy in respect of the adjourned Court Meeting and adjourned EGM or otherwise in accordance with the instructions of the Registered Owner in order to provide the Registered Owner with sufficient time to accurately complete his, her or its proxy and to submit it by the deadline stated above, or otherwise to vote at the adjourned Meetings. To the extent that any Registered Owner requires instructions from or arrangements to be made with any Beneficial Owner at a particular date or time in advance of the aforementioned latest time for the lodgment of forms of proxy in respect of the adjourned Court Meeting and the adjourned EGM, then any such Beneficial Owner should comply with the requirements of the Registered Owner.

5.	The adjourned Court Meeting and the adjourned EGM will be held at the Conference Room, Regus Conference Centre, 35th Floor, Central Plaza, 18 Harbour Road, Wanchai, Hong Kong at the times and dates specified above.

6.	If any remaining condition set out in the paragraph headed “3. Conditions of the Share Proposal and the Scheme” in the Explanatory Memorandum in Part VIII of the Scheme Document, including without limitation the Grand Court’s sanction of the Scheme, is not fulfilled or (to the extent permitted) waived (as the case may be), listing of the Shares on GEM will not be withdrawn in accordance with the Updated Expected Timetable and TOM Online will apply to the Stock Exchange for resumption of dealings in the Shares.

7.	If any remaining condition set out in the paragraph headed “3. Conditions of the Share Proposal and the Scheme” in the Explanatory Memorandum in Part VIII of the Scheme Document, including without limitation the Grand Court’s sanction of the Scheme, is not fulfilled or (to the extent permitted) waived (as the case may be), listing of the ADSs on NASDAQ will not be withdrawn in accordance with the Updated Expected Timetable and TOM Online will apply to NASDAQ for resumption of dealings in the ADSs.

8.	The register of members of TOM Online will be closed during such period for the purpose of determining Scheme Shareholders who are qualified for entitlements under the Scheme.

9.	Option Forms of Acceptance, duly completed in accordance with the instructions on them, must be lodged with TOM at its principal place of business in Hong Kong at 48th Floor, The Center, 99 Queen’s Road Central, Central, Hong Kong not later than 4:30 p.m. (Hong Kong time) on Friday, 31 August 2007 (or such later date as may be notified by Goldman Sachs or TOM), failing which the Optionholders will not receive any Option Proposal Price. If Optionholders have delivered a duly completed Option Form of Acceptance together with other required documents to TOM before the date of the Supplement to Option Proposal Letter, such Option Form of Acceptance remains valid and they do not have to take any other action. Please refer to the section headed “Action to be Taken” in the Supplement, the section headed “Part III — Expected Timetable” in the Scheme Document, as amended by the “Updated Expected Timetable” set out in the Supplement, and the Supplement to Option Proposal Letter for further details.
10.	The Scheme shall become effective upon all the conditions set out in the paragraph headed “3. Conditions of the Share Proposal and the Scheme” in the Explanatory Memorandum in Part VIII of the Scheme Document having been fulfilled or (to the extent permitted) waived (as the case may be).

11.	It is expected that the listing of the ADSs on NASDAQ will be withdrawn around Friday, 31 August 2007 (New York time), the revised expected Effective Date, if all the conditions set out in the paragraph headed “3. Conditions of the Share Proposal and the Scheme” in the Explanatory Memorandum in Part VIII of the Scheme Document have been fulfilled or (to the extent permitted) waived (as the case may be).

12.	It is expected that the listing of the Shares on GEM will be withdrawn at or before 9:30 a.m. on Monday, 3 September 2007 (Hong Kong time), being the first trading day after the revised expected Effective Date, if all the conditions set out in the paragraph headed “3. Conditions of the Share Proposal and the Scheme” in the Explanatory Memorandum in Part VIII of the Scheme Document have been fulfilled or (to the extent permitted) waived (as the case may be).
US Rule 13e-3 Notice
     The Scheme is a “going private transaction” under Rule 13e-3 of the Exchange Act, which governs going private transactions by certain issuers and affiliates. Therefore, the Scheme Document and the Supplement contain disclosures complying with the requirements of Rule 13e-3 and Schedule 13E-3. TOM Online and TOM will jointly file with the SEC an amendment to the Schedule 13E-3 initially filed by TOM and TOM Online on 30 April 2007, as further amended, which includes the Supplement as an exhibit. The disclosure requirements mandated by Rule 13e-3 contain important information and the Shareholders and ADS Holders are urged to read the Scheme Document, the Supplement and Schedule 13E-3 (and any amendments thereof) carefully before casting any vote at (or providing any proxy in respect of) the adjourned Court Meeting or the adjourned EGM.
     The Supplement will be despatched to, among other persons, the Scheme Shareholders and the ADS Depositary will arrange for the despatch of copies of the Supplement to ADS Holders, at no cost to them. In addition, the Scheme Shareholders and ADS Holders may obtain free copies of the Scheme Document, the Supplement and the Schedule 13E-3 (and any amendments thereof) at the website maintained by the SEC (http://www.sec.gov).

By Order of the Board of TOM Group Limited Angela Mak Executive Director	By Order of the Board of TOM Online Inc. Peter Schloss Executive Director
Hong Kong, 10 July 2007
As at the date of this announcement, the directors of TOM are:

Executive Directors:	Non-executive Directors:	Independent non-executive Directors:
Ms. Tommei Tong	Mr. Frank Sixt (Chairman)	Mr. Henry Cheong
Ms. Angela Mak	Ms. Debbie Chang	Ms. Anna Wu
	Mrs. Susan Chow	Mr. James Sha
Mr. Edmond Ip
Mrs. Angelina Lee
Mr. Wang Lei Lei

The directors of TOM jointly and severally accept full responsibility for the accuracy of the information contained in this announcement (other than that relating to the TOM Online Group) and confirm, having made all reasonable enquiries, that to the best of their knowledge, opinions expressed in this announcement (other than that relating to the TOM Online Group) have been arrived at after due and careful consideration and there are no other facts not contained in this announcement, the omission of which would make any statement in this announcement (other than that relating to the TOM Online Group) misleading.
As at the date of this announcement, the directors of TOM Online are:

Executive Directors:	Non-executive Directors:	Independent non-executive Directors:
Mr. Wang Lei Lei	Mr. Frank Sixt (Chairman)	Mr. Gordon Kwong
Mr. Jay Chang	Ms. Tommei Tong (Vice Chairman)	Mr. Ma Wei Hua
Mr. Peter Schloss	Ms. Angela Mak	Dr. Lo Ka Shui
Ms. Elaine Feng
Mr. Fan Tai	Alternate Director:
Mrs. Susan Chow
(Alternate to Mr. Frank Sixt)
This announcement, for which the directors of TOM Online collectively and individually accept full responsibility, includes particulars given in compliance with the Rules Governing the Listing of Securities on the Growth Enterprise Market of the Stock Exchange for the purpose of giving information with regard to TOM Online. The directors of TOM Online, having made all reasonable enquiries, confirm that, to the best of their knowledge and belief: (i) the information contained in this announcement (other than information in relation to TOM Group and parties acting in concert with them (except the TOM Online Group)) is accurate and complete in all material respects and not misleading; (ii) there are no other matters the omission of which would make any statement in this announcement misleading; and (iii) all opinions expressed in this announcement (other than that relating to TOM Group and parties acting in concert with them (except the TOM Online Group)) have been arrived at after due and careful consideration and are founded on bases and assumptions that are fair and reasonable.
This announcement will remain on GEM website on the “Latest Company Announcements” page for a minimum period of 7 days from the date of publication.

*	for identification purpose